SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 15, 2004

                                  Bluefly, Inc.
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             (Exact name of registrant as specified in its charter)

Delaware                      001-14498                  13-3612110
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(State or other jurisdiction  (Commission File Number)   (IRS Employer
of incorporation)                                        Identification Number)

42 West 39th Street, New York, New York                  10018
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(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (212) 944-8000


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         (Former name or former address, if changed since last report.)

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ITEM 5. OTHER EVENTS.

        On January 15, 2004, Bluefly, Inc. (the "Company") announced that it had completed an extension of approximately $4 million of short-term debt held by affiliates of Soros Private Equity Partners, LLC. Under the terms of the new agreement, the four original notes, two of which were due January 12, 2004, and two of which were due April 14, 2004, will have a new maturity date of March 1, 2005. All other terms of the notes remain unchanged.

        The text of the press release relating to the agreement is attached hereto as Exhibit 99.1, and the Agreement entered into in connection with such transaction is attached hereto as Exhibit 99.2. Each of such Exhibits is incorporated herein by reference.

ITEM 7. FINANCIAL INFORMATION AND EXHIBITS.

(c)     Exhibits

99.1    Press release issued by the Company on January 15, 2004.
99.2 Amendment, dated as of January 12, 2004, by and among the Company and Soros.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BLUEFLY, INC.
                                        (Registrant)

Date: January 16, 2004                  By: /s/ Patrick C. Barry
                                            ------------------------------------
                                        Name:  Patrick C. Barry
                                        Title: Chief Operating Officer and Chief
                                               Financial Officer

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                                INDEX TO EXHIBITS

Exhibit No.
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99.1    Press release issued by the Company on January 15, 2004.
99.2 Amendment, dated as of January 12, 2004, by and among the Company and Soros.